Exhibit 10.89
BROADPOINT GLEACHER SECURITIES GROUP, INC.
FORM OF
2003 NON-EMPLOYEE DIRECTORS STOCK PLAN
RESTRICTED STOCK AGREEMENT
          THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) confirms the grant on ___ (the “Grant Date”) by Broadpoint Gleacher Securities Group, Inc., a New York corporation (including any successor corporation to Broadpoint Gleacher Securities Group, Inc., the “Company”), to ___ (“Non-Employee Director”) of shares of restricted stock (the “Restricted Shares”), as follows:
     Number Granted:                      Restricted Shares
How Restricted Shares Vest: [insert vesting schedule], provided that Non-Employee Director continuously remains a director of the Company or a subsidiary on each vesting date (each, a “Stated Vesting Date”). The terms “vest” and “vesting” mean that the Restricted Shares have become non-forfeitable. If Non-Employee Director terminates service prior to the Stated Vesting Date and the Restricted Shares are not otherwise deemed vested by that date, the Restricted Shares will be immediately forfeited except as otherwise provided in Section 2 of the Terms and Conditions of Restricted Stock attached hereto (the “Terms and Conditions”).
Transferability: Restricted Shares granted hereunder will not be transferable by Non-Employee Director in any manner until the Shares become vested in accordance with this Agreement and Section 2 of the Terms and Conditions, at which time the Shares will cease to be Restricted Shares. The transfer agent for the Company will be instructed (i) to issue any certificates representing such Restricted Shares with appropriate legends and (ii) not to process any transfers of such Restricted Shares unless, and only to the extent that, it has been notified by the Company that some or all of the Restricted Shares have become vested.
          The Restricted Shares are subject to the terms and conditions of the Company’s 2003 Non-Employee Directors Stock Plan (the “Plan”), and this Agreement, including the Terms and Conditions attached hereto. The number and kind of Restricted Shares and other terms relating to the Restricted Shares are subject to adjustment in accordance with Section 3 of the Terms and Conditions and Section 12.2 of the Plan.

          Non-Employee Director acknowledges and agrees that (i) Restricted Shares are nontransferable, (ii) Restricted Shares are subject to forfeiture upon Non-Employee Director’s termination of service in certain circumstances, and (iii) sales of Shares following vesting will be subject to the Company’s policies regulating trading by Non-Employee Directors.
          IN WITNESS WHEREOF, BROADPOINT GLEACHER SECURITIES GROUP, INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Non-Employee Director has duly executed this Agreement, by which each has agreed to the terms of this Agreement.

Non-Employee Director:	BROADPOINT GLEACHER SECURITIES GROUP, INC.

By:

TERMS AND CONDITIONS OF RESTRICTED STOCK
          The following Terms and Conditions apply to the Restricted Shares granted to Non-Employee Director by Broadpoint Gleacher Securities Group, Inc. (the “Company”), and Restricted Shares (if any) resulting from certain dividends, as specified in the Restricted Stock Agreement (of which these Terms and Conditions form a part). Certain terms of the Restricted Shares, including the number of Restricted Shares granted and vesting date(s) are set forth in the Agreement.
          1. GENERAL. The Restricted Shares are granted to Non-Employee Director under the Company’s 2003 Non-Employee Directors Stock Plan (the “Plan”). A copy of the Plan and information regarding the Plan, including documents that constitute the “Prospectus” for the Plan under the Securities Act of 1933, can be obtained from the Company upon request. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in the Agreement and this Terms and Conditions but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of the Agreement and this Terms and Conditions and mandatory provisions of the Plan, the provisions of the Plan govern, otherwise, the terms of this document shall prevail. By accepting the grant of the Restricted Shares, Non-Employee Director agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Board of Directors of the Company (the “Board”) made from time to time, provided that no such Plan amendment, rule or regulation or Board decision or determination without the consent of an affected Participant shall materially affect the rights of the Non-Employee Director with respect to the Restricted Shares.

          2. TERMINATION AND FORFEITURE PROVISIONS.
          (a) Death or Disability. In the event that Non-Employee Director ceases to be a member of the Board due to death or Disability (as defined in the Plan), Non-Employee Director will become 100% vested in any such Restricted Shares as of the date Non-Employee Director ceases to be a member of the Board.
          (b) Termination of Service. Unless otherwise determined by the Board, the Restricted Shares shall terminate and be of no force or effect in accordance with and to the extent provided by the terms and provisions of Section 10 of the Plan.
          (c) Forfeiture. If (i) Non-Employee Director attempts to pledge, encumber, assign, transfer or otherwise dispose of any of the Restricted Shares (except as permitted by Section 5 of this Agreement) or the Restricted Shares become subject to attachment or any similar involuntary process in violation of this Agreement, or (ii) Non-Employee Director ceases to be a member of the Board other than under the circumstances described in Section 2(a), then any Restricted Shares that have not previously vested shall be forfeited by Non-Employee Director to the Company, Non-Employee Director will thereafter have no right, title or interest whatever in such Restricted Shares so forfeited, Non-Employee Director will immediately return to the Company any and all certificates representing Restricted Shares so forfeited.
          3. SHAREHOLDERS RIGHTS, DIVIDENDS AND ADJUSTMENTS.
          (a) Voting Rights. Non-Employee Director will be entitled to exercise all voting rights with respect to the Restricted Shares.
          (b) Dividends. Dividends will be credited on Restricted Shares (other than Restricted Shares that, at the relevant record date, previously have been vested or forfeited) and either paid or deemed reinvested in additional Restricted Shares, to the extent and in the manner as follows:
               (i) Cash Dividends. If the Company declares and pays an ordinary dividend or distribution on Shares in the form of cash, then a cash amount shall be credited and paid to Non-Employee Director as of the payment date for such ordinary dividend or distribution equal to the number of Shares credited to Non-Employee Director as of the record date for such ordinary dividend or distribution multiplied by the cash amount of the dividend or distribution paid on each outstanding Share at such payment date. If the Company declares and pays an extraordinary dividend or distribution on Restricted Shares in the form of cash, then a number of additional Restricted Shares shall be credited and granted to Non-Employee Director as of the payment date for such extraordinary dividend or distribution equal to the number of Restricted Shares credited to Non-Employee Director as of the record date for such extraordinary dividend or distribution multiplied by the cash amount of the dividend or distribution paid on each outstanding Share at such payment date, divided by the Fair Market Value of a Share at the date of such crediting.

               (ii) Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional Restricted Shares shall be credited and granted to Non-Employee Director as of the payment date for such dividend or distribution or forward split equal to the number of Restricted Shares credited to the Non-Employee Director as of the record date for such dividend or distribution or split multiplied by the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share.
               (iii) Other Dividends. If the Company declares and pays a dividend or distribution on Shares in the form of property other than additional Shares, then a number of additional Restricted Shares shall be credited and granted to Non-Employee Director as of the payment date for such dividend or distribution equal to the number of Restricted Shares credited to the Non-Employee Director as of the record date for such dividend or distribution multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding Share at such payment date, divided by the Fair Market Value of a Share at such payment date.
          (c) Adjustments. The number of Restricted Shares credited to Non-Employee Director shall be appropriately adjusted, in order to prevent dilution or enlargement of Non-Employee Director’s rights with respect to Restricted Shares or to reflect any changes in the number of outstanding shares of Common Stock resulting from any event referred to in Section 12.2 of the Plan, taking into account any Restricted Shares credited to Non-Employee Director in connection with such event under Section 3(b) hereof.
          (d) Risk of Forfeiture and Settlement of Restricted Shares Resulting from Dividends and Adjustments. Restricted Shares which directly or indirectly result from dividends on or adjustments to a Restricted Share granted hereunder and which do not result from a dividend or distribution on Shares in the form of cash, shall be subject to the same risk of forfeiture as applies to the granted Restricted Share and, if not forfeited, will become vested at the same time as the granted Restricted Share. Restricted Shares which directly or indirectly result from dividends on or adjustments to a Restricted Share granted hereunder and which result from an extraordinary dividend or distribution on Shares in the form of cash, shall, unless otherwise determined by the Company at the time of such extraordinary dividend or distribution, be subject to the same risk of forfeiture as applies to the granted Restricted Share and, if not forfeited, will become vested at the same time as the granted Restricted Share.
          4. Delivery of Restricted Shares. Subject to Section 7.7 of the Plan, after the lapse of the restrictions in respect of a grant of Restricted Shares, Non-Employee Director shall be entitled to receive unrestricted Shares of common stock of the Company.
          5. Non-Transferability. Restricted Shares, and any rights and interests with respect thereto, issued under this Agreement and the Plan Shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by Non-Employee Director (or any beneficiary(ies) of Non-Employee Director), other than by testamentary disposition by Non-Employee Director or the laws of descent and distribution. Any such Restricted Shares, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way by Non-Employee Director (or any beneficiary(ies) of Non-Employee Director) and shall not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Shares, or the levy of any execution, attachment or similar legal process upon the Restricted Shares, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

          6. OTHER TERMS RELATING TO RESTRICTED SHARES.
          (a) Deferral of Vesting. No vesting of a Restricted Share may be deferred hereunder.
          (b) Fractional Restricted Shares and Shares. The number of Restricted Shares credited or granted to Non-Employee Director shall not include fractional Restricted Shares unless otherwise determined by the Board.
          (c) Taxes. Non-Employee Director acknowledges and agrees that the payment of any amount necessary to satisfy requirements of federal, state, local or foreign tax law imposed with respect to the lapse of the risk of forfeiture with respect to Restricted Shares will be the obligation of Non-Employee Director and the Company will not be obligated to pay or withhold any amount or any Shares in connection with such tax liability.
          (d) Statements. An individual statement of Non-Employee Director’s Restricted Shares will be issued to Non-Employee Director at such times as may be determined by the Company. Such a statement shall reflect the number of outstanding Restricted Shares credited to Non-Employee Director, transactions therein during the period covered by the statement, and other information deemed relevant by the Board. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for Non-Employee Directors. Non-Employee Director’s statements shall be deemed a part of this Agreement, and shall evidence the Company’s obligations in respect of Restricted Shares. Any statement containing an error shall not, however, represent a binding obligation to the extent of such error, notwithstanding the inclusion of such statement as part of this Agreement.
          7. MISCELLANEOUS.
          (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement and the Plan, and any deferral election separately filed with the Company relating to the grant of Restricted Shares under the Agreement, constitute the entire agreement between the parties with respect to the Restricted Shares, and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially impair the rights of Non-Employee Director with respect to the Restricted Shares shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Non-Employee Director. Notwithstanding the foregoing provisions in this Section 7(a), if the Company determines that the provisions of this Agreement or the grant of Restricted Shares or dividends hereunder does not comply with the requirements of Code Section 409A, the Company may, without the consent of the Non-Employee Director or any other party, amend this Agreement so that the Agreement or such grant of Restricted Shares or dividends hereunder is exempt from Code Section 409A or, alternatively, complies with Code Section 409A.

          (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.
          (c) Legal Compliance. Non-Employee Director agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the NASDAQ Global Market or any other stock exchange, or any other obligation of the Company or Non-Employee Director relating to the Restricted Shares or this Agreement.
          (d) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 12 East 49th Street, Tower 49, New York, New York 10017, Attention: Corporate Secretary, and any notice to the Non-Employee Director shall be addressed to the Non-Employee Director at Non-Employee Director’s address as then appearing in the records of the Company.